Exhibit 1.1

EXECUTION VERSION

Underwriting AGREEMENT

February 8, 2021

Roth Capital Partners, LLC
888 San Clemente Drive
Newport Beach, California 92660

Ladies and Gentlemen:

Torchlight Energy Resources, Inc., a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Roth Capital Partners, LLC (the “Underwriter”), an aggregate of 20,000,000 authorized but unissued shares (the “Firm Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company. The Company also proposes, on the terms and subject to the conditions stated herein, to issue and sell to the Underwriter an aggregate of up to 3,000,000 additional shares of Common Stock (the “Additional Shares”), as may be necessary to cover over-allotments made in connection with the offering. The Firm Shares and Additional Shares are collectively referred to as the “Shares.”

The Company and the Underwriter hereby confirm their agreement as follows:

1.             Registration Statement and Final Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-249062) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post-effective amendments) as may have been required to the date of this Underwriting Agreement (this “Agreement”). Such registration statement (including any post-effective amendments), has been declared effective by the Commission. Such registration statement, as amended (including post-effective amendments thereto), the exhibits and any schedules thereto and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. The Company will file with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement relating to the Shares to the form of prospectus included in the Registration Statement.

As used in this Agreement:

(a)       “Base Prospectus” means the prospectus included in the Registration Statement at the time it was declared effective by the Commission, including any documents incorporated therein by reference.

(b)       “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 of the Rules and Regulations relating to the offering and sale of the Shares.

(c)       “Preliminary Prospectus” means any preliminary prospectus supplement, subject to completion, relating to the offering and sale of the Shares, filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations for use in connection with the offering and sale of the Shares, together with the Base Prospectus attached to or used with such preliminary prospectus supplement, including any documents incorporated therein by reference.

(d)       “Prospectus” means the final prospectus supplement relating to the offering and sale of the Shares, filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations that discloses the public offering price and other final terms of the offering and sale of the Shares, together with the Base Prospectus attached to or used with such final prospectus supplement, including any documents incorporated therein by reference.

(e)       “Statutory Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein, and any prospectus supplement.

(f)       “Time of Sale” means 7:30 a.m., Eastern time, on the date of this Agreement.

(g)       “Time of Sale Disclosure Package” means: (i) the Statutory Prospectus; (ii) each Issuer Free Writing Prospectus, if any, filed or used by the Company on or before the Time of Sale; and (iii) the pricing information set forth on Schedule IV hereto, all considered together.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Statutory Prospectus, the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system. All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Statutory Prospectus, the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference therein, or otherwise deemed by the Rules and Regulations to be a part thereof.

2.             Representations and Warranties Regarding the Offering. The Company represents and warrants to, and agrees with, the Underwriter, as of the date hereof and as of the Closing Date, except as otherwise indicated, as follows:

(a)       At each time of effectiveness (including each deemed effective date with respect to the Underwriter pursuant to Rule 430B or otherwise under the Securities Act), at the date hereof and at the Closing Date, the Registration Statement and any post-effective amendment thereto, complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package, as of the date hereof, at the Time of Sale, and at the Closing Date, and the Prospectus, as amended or supplemented, at the time of filing pursuant to Rule 424(b) of the Rules and Regulations and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use in the preparation thereof. The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No order preventing or suspending the effectiveness or use of the Registration Statement or the Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

(b)       The documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, were filed on a timely basis with the Commission (except as otherwise disclosed therein or amendments thereto) and none of such documents, when they were filed (or, if amendments to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, when such documents are filed with the Commission, will comply in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)       As of the date on which the Registration Statement was filed with the Commission (“Filing Date”), as of any update of the Registration Statement pursuant to Section 10(a)(3) of the Securities Act (including the filing of any Annual Report on Form 10-K), and as of the date hereof, the Company was and is eligible to file and use a “shelf” Registration Statement on Form S-3 with the Commission. The Company is an “Experienced Issuer” as defined in FINRA Rule 5110.

(d)       At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations or an “excluded issuer” as defined in Rule 164 of the Rules and Regulations. Each Issuer Free Writing Prospectus listed on Schedule I satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), all other conditions as may be applicable to its use as set forth in Rules 164 and 433 of the Rules and Regulations, including any legend, record-keeping or other requirements.

(e)       The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States (“GAAP”), applied on a consistent basis during the periods involved, and the supporting schedules included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus present fairly the information required to be stated therein. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus that are not included or incorporated by reference as required.

(f)       Briggs & Veselka Co., who certified the financial statements of the Company and its subsidiaries and supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is an independent public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act, the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board (United States).

(g)       The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

(h)       All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(i)       The statements relating to legal matters, documents or proceedings included in each of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus under the captions “Description of Common and Preferred Stock” and “Business” as the case may be, in each case are accurate in all material respects and fairly summarize such matters, documents or proceedings. All material Contracts (as defined below) or other documents that are required to be filed with the Commission as exhibits pursuant to the Securities Act or the Exchange Act have been filed as required.

(j)       The Shares have been or will be qualified for sale under the securities laws of such jurisdictions (United States and foreign) as the Underwriter determines, or are or will be exempt from the qualification and broker-dealer requirements of such jurisdictions.

(k)       The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(l)        Subject to Section 5(d) below, the Company represents and warrants that it has not prepared or had prepared on its behalf or used or referred to any Issuer Free Writing Prospectus in connection with the offering of the Shares. Subject to Section 5(d) below, the Company has not distributed and the Company will not distribute, prior to the completion of the distribution of the Shares, any offering material in connection with the offering of the Shares other than the Base Prospectus, the Preliminary Prospectus, each Issuer Free Writing Prospectus, the Time of Sale Disclosure Package, the Prospectus, and the Registration Statement, and copies of the documents, if any, incorporated by reference therein.

(m)      The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(n)      Any certificate signed by any officer of the Company and delivered to the Underwriter or to the Underwriter’s counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

3.             Representations and Warranties Regarding the Company.

(a)       The Company represents and warrants to and agrees with, the Underwriter, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, as follows:

(b)       The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify or be in good standing would not have or be reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (a “Material Adverse Effect”).

(c)       Each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as currently being carried on and as described in Registration Statement, the Time of Sale Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in, each jurisdiction in which such qualification is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of, or other equity interest in each subsidiary has been duly authorized and validly issued, is fully paid (in the case of an interest in a limited liability company, to the extent required under the organizational documents of such subsidiary) and nonassessable (except as such nonassessability may be affected by Article 101.206 of the Texas Business Organizations Code, as applicable) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of, or other equity interests in, any subsidiary of the Company were issued in violation of the preemptive or similar rights of any security holder of such subsidiary.

(d)       The Company has the power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(e)       The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not: (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected; (ii) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party of by which any property or asset of the Company or any subsidiary is bound or affected; or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s articles of incorporation or bylaws, each as are presently in effect.

(f)       All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(g)       The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Capital Market (the “Exchange”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the Exchange for maintenance of inclusion of the Common Stock on the Exchange. When issued, the Shares will be listed on the Exchange.

(h)       As of February 5, 2021, the Company had 150,000,000 shares of Common Stock authorized, of which 119,608,381 shares were issued and outstanding, and 10,000,000 shares of Preferred Stock authorized, none of which were issued and outstanding. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriter); the Shares which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s articles of incorporation or bylaws, each as presently in effect, or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, Contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company.

(i)       Except for the entities set forth on Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, or as subsequently disclosed in a Current Report on Form 8-K filed under the Exchange Act, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

(j)       Each of the Company and its subsidiaries has filed all foreign, federal, state and local returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof except where the failure to file would reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries, which, if adversely determined, would have a Material Adverse Effect. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(k)       No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s equity securities or similar ownerships interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(l)        Except as set forth in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus: (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (iii) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing equity incentive plans, or any new grants thereof in the ordinary course of business); (iv) there has not been any material change in the Company’s long-term or short-term debt; and (v) there has not been the occurrence of any Material Adverse Effect.

(m)      There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(n)      Neither the Company, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, or any criminal statute during the term of such director or officer’s tenure with the Company, nor, to the knowledge of the Company, prior to such tenure that is of a nature that would be required to be disclosed pursuant to Item 103 of Regulation S-K with regard to the Company or Item 401 of Regulation S-K with regard to the Company’s officers or directors. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company, other than routine reviews of the Company’s Commission filings which are not currently pending with respect to the Prospectus or the Registration Statement.

(o)      None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case as would be required to be disclosed pursuant to the requirements of Item 404 of Regulation S-K.

(p)       The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

(q)       The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(r)       The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. To the knowledge of the Company, no action or use by the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

(s)       The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(t)       The Company maintains on a consolidated basis: (i) effective “internal control over financial reporting” as defined in Rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act; and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company and its subsidiaries have established and maintain and evaluate and “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act). The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures and the Company presented in its Annual Report on Form 10-K for the year ended December 31, 2019, the conclusions of the Company’s certifying officers about the effectiveness of such disclosure controls and procedures.

(u)       Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, since December 31, 2019, there has been: (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated); and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(v)       There is: (i) no unfair labor practice complaint pending against the Company or any of its subsidiaries, nor to the Company’s knowledge, threatened against it or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s knowledge, threatened against it or any of its subsidiaries; and (ii) no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries, principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(w)      No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and would not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and to the Company’s knowledge nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(x)       There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(y)       The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (as defined below) (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. “Governmental Entity” shall be defined as any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

(z)       Neither the Company nor, any of its subsidiaries, or any director or officer of the Company or any subsidiary, nor, to the knowledge of the Company, any employee, representative, agent, affiliate of the Company or any of its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure and promote continued compliance therewith.

(aa)     Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(bb)    The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(cc)    No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

(dd)    Neither the Company nor any of its subsidiaries is in violation, breach or default under its articles of incorporation, bylaws or other equivalent organizational or governing documents, except where the violation is not reasonably likely to result in a Material Adverse Effect.

(ee)    The information underlying the estimates of the reserves of the Company and its subsidiaries, which was supplied by the Company to PeTech Enterprises, Inc. (the “Reserve Engineer”), for purposes of preparing the reserve reports incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package and the Prospectus (the “Reserve Reports”), including production and costs of operation and estimates of future capital expenditures and other future exploration and development costs, was true and correct in all material respects on the dates such estimates were made, and such information was supplied and prepared in good faith, with a reasonable basis and in accordance with customary industry practices. Other than normal production of the reserves, the impact of changes in prices and costs, and fluctuations in demand for oil and natural gas, and except as disclosed in or contemplated by each of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company is not aware of any facts or circumstances that would in the aggregate result in a material adverse change in the aggregate net proved reserves, or the aggregate present value or the standardized measure of the future net cash flows therefrom, as described in each of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and as reflected in the Reserve Reports. The estimates of such reserves and the standardized measure of such reserves as described in each of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and reflected in the Reserve Reports referenced therein have been prepared in good faith and in a manner that complies with the applicable requirements of the rules under the Securities Act with respect to such estimates. The Reserve Engineer was, as of the respective dates of the Reserve Reports prepared by it, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its subsidiaries.

(ff)    As of the date hereof: (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Company and its subsidiaries have been properly and timely paid (other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners), and no amount of proceeds from the sale or production attributable to the oil and gas properties of the Company and its subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due could not, individually or in the aggregate, have a Material Adverse Effect; and (ii) there are no claims under take-or-pay Contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company and its subsidiaries in their oil and gas properties, except where such claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)    Neither the Company, its subsidiaries nor, to its knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(hh)    No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, equityholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in a registration statement that is not described or incorporated by reference in each of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. There are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them.

(ii)       The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses, except where the failure to comply has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.

(jj)       There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriter or the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriter’s compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(kk)     Except as disclosed to the Underwriter in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any member of FINRA, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the Filing Date or thereafter.

(ll)       To the Company’s knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member, except as set forth in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or as otherwise disclosed in writing to the Underwriter. The Company will advise the Underwriter and its counsel if it becomes aware that any officer, director or stockholder of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the offering of the Shares contemplated by this Agreement.

(mm)   Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no Contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(nn)    The Company and its subsidiaries, to the best of its knowledge, are, and at all times prior hereto have been, in compliance in all material respects with all applicable state, federal, and international data privacy, security and consumer protection laws and regulations (collectively, the “Privacy Laws”). To facilitate compliance with the Privacy Laws, the Company and its subsidiaries have in place and take commercially reasonable steps to comply in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data. “Personal Data” means: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifiable” information as applied by the Federal Trade Commission; and (iii) any other information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. Neither the Company nor any subsidiary: (A) has received notice of any actual or potential liability, including, but not limited to, security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of Personal Data, under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (B) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (C) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(oo)    Other than the Underwriter or any other broker dealer authorized by the Underwriter, no person has the right to act as a placement agent, underwriter or as a financial advisor in connection with the sale of the Shares contemplated hereby.

(pp)    The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(qq)    Neither the Company nor any of its subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(rr)      The qualifications of the persons serving as board members and the overall composition of the Board of Directors of the Company comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Exchange. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Exchange. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Exchange.

(ss)     Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports sets forth as of the date hereof all outstanding secured and unsecured indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments.

(tt)      Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Offering of the Shares to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of the Exchange.

4.             Purchase, Sale and Delivery of Shares.

(a)       On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the Underwriter, and the Underwriter agrees to purchase from the Company the Firm Shares. The purchase price to be paid by the Underwriter to the Company for the Firm Shares shall be $1.122 per share (the “Per Share Price”).

(b)       On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriter an option to purchase some or all of the Additional Shares, and the Underwriter shall have the right to purchase all or any portion of the Additional Shares at the price per share equal to the Per Share Price, as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. This option may be exercised by the Underwriter at any time and from time to time, on multiple occasions, on or before the thirtieth (30th) day following the date hereof, upon written notice from the Underwriter to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that, unless the Company and the Underwriter otherwise agree, the Option Closing Date shall not be earlier than the Closing Date (as defined below) with respect to the Firm Shares, nor earlier than the first (1st) business day after the date on which the option shall have been exercised, nor later than the fifth (5th) business day after the date on which the option shall have been exercised.

Payment of the purchase price for and delivery of the Additional Shares shall be made on the Option Closing Date in the same manner and at the same office as the payment for the Firm Shares as set forth in Section 4(c) below.

(c)       The Firm Shares will be delivered by the Company to the Underwriter against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California 92660, or such other location as may be mutually acceptable, at 10:00 a.m. Eastern time, on the second (2nd), or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth (4th) business day following the date hereof, or at such other time and date as the Underwriter and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Additional Shares, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Shares or the Additional Shares, as applicable, is referred to herein as the “Closing Date.” Delivery of the Firm Shares and Additional Shares shall be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Underwriter.

5.             Covenants. The Company covenants and agrees with the Underwriter as follows:

(a)       The Company shall prepare the Prospectus in a form approved by the Underwriter and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. Eastern time on the first (1st) business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules and Regulations.

(b)       During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriter for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(c)       From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Underwriter in writing: (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package or the Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430B and 430C, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b) of the Securities Act).

(d)       During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs the result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriter or its counsel to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Underwriter and will amend the Registration Statement or supplement the Prospectus so as to correct such statement or omission or effect such compliance. If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)       The Company covenants that it will not, unless it obtains the prior written consent of the Underwriter, make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Underwriter expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall: (i) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus; and (ii) comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)       The Company will furnish to the Underwriter and counsel for the Underwriter copies of the Registration Statement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

(g)       The Company will make generally available to its security holders as soon as practicable, but in any event not later than fifteen (15) months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least twelve (12) months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations.

(h)       The Company will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(i)       The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid: (i) all expenses (including transfer taxes allocated to the respective transferees) incurred by the Underwriter in connection with the delivery of the Shares, including the reasonable legal fees of the Underwriter’s counsel, road show activities, data services and research, and all other costs and expenses incident to the performance of Underwriter’s obligations under this Agreement that are not otherwise specifically provided for herein, up to a maximum amount of $100,000 for all such expenses and fees; (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto; (iii) all reasonable filing fees and reasonable fees and disbursements of the Underwriter’s counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriter shall designate; (iv) the fees and expenses of any transfer agent or registrar; (v) listing fees, if any, and (vi) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for herein.

(j)       The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending sixty (60) days after the date hereof (“Lock-Up Period”): (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement (other than registration statements on Form S-8 relating to the issuance of stock options or other equity awards to employees of the Company or its subsidiaries) with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the preceding sentence shall not apply to: (A) the Shares to be sold hereunder; (B) the issuance of Common Stock upon the exercise of options or warrants or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Prospectus; (C) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units or shares of Common Stock pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Prospectus; (D) any issuance of Common Stock pursuant to a bona fide “at the market” offering program established by the Company; or (E) the issuance of Common Stock by the Company pursuant to that certain Arrangement Agreement, dated as of December 14, 2020, by and among the Company, Metamaterial Exchangeco Inc. (formerly named 2798832 Ontario Inc), 2798831 Ontario Inc. and Metamaterial Inc., as amended to date.

(k)       The Company intends to apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(l)        The Company hereby agrees, during a period of three (3) years from the effective date of the Registration Statement, to furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Underwriter as soon as reasonably practicable upon availability, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that any information or documents available on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system shall be considered furnished to the Underwriter for purposes of this Section 5(l).

6.             Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at the applicable Closing Date (as if made on the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)       If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations: (i) the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b) under the Rules and Regulations); (ii) the Registration Statement shall remain effective; (iii) no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus shall have been issued; (iv) no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; and (v) any request of the Commission or the Underwriter for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or otherwise) shall have been complied with to the Underwriter’s satisfaction.

(b)       The Underwriter shall not have reasonably determined and advised the Company that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in the Underwriter’s reasonable opinion, is material, or omits to state a fact which, in the Underwriter’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c)       On the applicable Closing Date, there shall have been furnished to the Underwriter the opinion (including a negative assurance statement) of counsel for the Company, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(d)       On the date hereof, the Underwriter shall have received a letter from Briggs & Veselka Co., dated the date hereof, addressed to the Underwriter, confirming that they are an independent public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firms with respect to the financial information, including any financial information contained in any Exchange Act filing filed by the Company, and other matters required by the Underwriter.

(e)       On each Closing Date, the Underwriter shall have received a letter (a “Bring-down Letter”) from Briggs & Veselka Co., addressed to the Underwriter and dated the applicable Closing Date, confirming, as of the date of such Bring-down Letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than five days prior to the date of such Bring-down Letters), the conclusions and findings of said firms, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information, and other matters covered by its respective letter delivered to the Underwriter concurrently with the execution of this Agreement pursuant to Section 6(d) above.

(f)       On the Closing Date, there shall have been furnished to the Underwriter a certificate, dated the applicable Closing Date and addressed to the Underwriter, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacity as officers of the Company, to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; (ii) no stop order or other order: (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof; (B) suspending the qualification of the Shares for offering or sale; or (C) suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and (iii) there has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the applicable Closing Date.

(g)       The Common Stock shall be registered under the Exchange Act and shall be listed on the Exchange, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Exchange, nor shall the Company have received any information suggesting that the Commission is contemplating terminating such registration or listing.

(h)       On or before the date hereof, the Underwriter shall have received duly executed lock-up agreements (each a “Lock-Up Agreement”) in the form set forth on Schedule III hereto, by and between the Underwriter and each of the parties specified on Schedule II hereto.

(i)       An appropriate notification for the issuance of the Shares shall have been furnished to the Exchange, and satisfactory evidence of such actions shall have been provided to the Underwriter, which may include oral confirmations from a representative of the Exchange.

(j)       FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the issuance and sale of the Shares.

(k)       The Company shall have furnished to the Underwriter and counsel for the Underwriter such additional documents, certificates and evidence as the Underwriter or counsel for the Underwriter may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the applicable Closing Date and such termination shall be without liability of any party to any other party, except that Section 5(i), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

7.             Indemnification and Contribution.

(a)       The Company agrees to indemnify, defend and hold harmless the Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430B and 430C of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), or any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the Offering of the Shares, including any roadshow or investor presentations (whether in person or electronically) (“Marketing Materials”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein; (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse such party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the related Underwriter specifically for use in the preparation thereof.

(b)       The Underwriter will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with defending against any such loss, claim, damage, liability or action. The obligation of the Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder actually received by such Underwriter.

(c)       Promptly after receipt by an indemnified party under Section 7(a) or Section 7(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if: (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party; (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party); or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under Section 7(a) or Section 7(b), in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

(d)       The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent: (i) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding; and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)       If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or Section 7(b): (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering and sale of the Shares; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Shares (before deducting expenses) received by the Company, and the total underwriter fees received by the Underwriter, in each case as set forth on the cover page of the Prospectus, bear to the aggregate offering price of the Shares set forth on such cover. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 7(e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this Section 7(e). Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)       The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriter under this Section 7 shall be in addition to any liability that the Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(g)       For purposes of this Agreement, the Underwriter confirms, and the Company acknowledges, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, other than the statements regarding the Underwriter set forth in the “Underwriting” section of the Prospectus and Time of Sale Disclosure Package, only insofar as such statement relate to the amount of selling concession and re-allowance, if any, and to over-allotment, stabilization and related activities that may be undertaken by such Underwriter.

8.             Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company contained herein or in certificates delivered pursuant hereto including, but not limited to, the agreements of the Underwriter and the Company contained in Section 5(i) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriter hereunder.

9.             Termination of this Agreement.

(a)       The Underwriter shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if in the reasonable discretion of the Underwriter: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Underwriter, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the reasonable judgment of the Underwriter, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or Exchange or trading in securities generally on NYSE American, the New York Stock Exchange or the Nasdaq Stock Market LLC shall have been suspended; (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE American, the New York Stock Exchange or the Nasdaq Stock Market LLC, by such exchange or by order of the Commission or any other governmental authority having jurisdiction; (iv) a banking moratorium shall have been declared by federal, New York or California state authorities; (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis; (vi) in the judgment of the Underwriter, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, any Material Adverse Effect; or (vii) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, in the Underwriter’s reasonable judgment is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares. If this Agreement is terminated pursuant to this Section 9 or the purchase of the Shares pursuant to the terms of this Agreement is not consummated for any reason, the Company will reimburse the Underwriter for all reasonable documented out-of-pocket expenses up to a maximum of $100,000 (including reasonable fees and disbursements of counsel) incurred by them in connection with the offering of the Shares, except as set forth in Sections 7, and 9 hereof, and the Underwriter will have no further obligation or liability hereunder except as set forth in Section 7 hereof.

(b)       If the Underwriter elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Underwriter by telephone, confirmed by letter.

10.       Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and effective only upon receipt and: (a) if to the Underwriter, shall be delivered, mailed or sent to Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, California 92660, Attention: Alexander G. Montano, with a copy (which copy shall not constitute notice hereunder) to Michael A. Hedge, K&L Gates LLP, 1 Park Plaza, Twelfth Floor, Irvine, California 92614; (b) if to the Company, shall be delivered, mailed or sent to Torchlight Energy Resources, Inc., 5700 W Plano Pkwy, No. 3600, Plano, Texas 75093, with a copy (which copy shall not constitute notice hereunder) to Axelrod & Smith P.C., 5300 Memorial Drive, Suite 1000, Houston, Texas 77007, Attention: Robert D. Axelrod, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.           [Reserved.]

12.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares.

13.           Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Underwriter has been retained solely to act as an underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Underwriter following discussions and arms-length negotiations and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriter, and not on behalf of the Company.

14.           No Limitations. Nothing in this Agreement shall be construed to limit the ability of the Underwriter or its affiliates to: (a) trade in the Company’s or any other company’s securities or publish research on the Company or any other company, subject to applicable law; or (b) pursue or engage in investment banking, financial advisory or other business relationships with entities that may be engaged in or contemplate engaging in, or acquiring or disposing of, businesses that are similar to or competitive with the business of the Company.

15.           Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

16.           Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

17.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.           Submission to Jurisdiction. The Company irrevocably: (a) submits to the jurisdiction of any court of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a “Proceeding”); (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court; (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein; (d) agrees not to commence any Proceeding other than in such courts; and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE AND THE PROSPECTUS.

19.           Counterparts. This Agreement may be executed and delivered (including by facsimile transmission and electronic mail attaching a portable document file (.pdf)) in one or more counterparts and, if executed and delivered in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Remainder of page intentionally left blank.]

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

TORCHLIGHT ENERGY RESOURCES, INC.

By:	/s/ John A. Brda
	Name:	John A. Brda
	Title:	Chief Executive Officer, President and Secretary

Confirmed as of the date first above-mentioned by the Underwriter,

Roth Capital Partners, LLC

By:	/s/ Aaron M. Gurewitz
Name: Aaron M. Gurewitz
Title: Head of Equity Capital Markets

[Signature page to Underwriting Agreement]

Schedule I

Free Writing Prospectus

None.

I-1

Schedule II

Officers and Directors Executing Lock-Up Agreement

John A. Brda

Roger N. Wurtele

Gregory McCabe

Alexandre Zyngier

Robert Lance Cook

Michael J. Graves

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Schedule III

Form of Lock-Up Agreement

(attached)

February 8, 2021

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, California 92660

Dear Sirs and Madams:

The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) of common stock, par value $0.001 per share (the “Common Stock”) of Torchlight Energy Resources, Inc., a Nevada corporation, and any successor (by merger or otherwise) thereto (the “Company”), pursuant to a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”). As an inducement to the Underwriter to execute the Underwriting Agreement, the undersigned hereby agrees that without, in each case, the prior written consent of the Underwriter, during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of the Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive the Common Stock (including, without limitation, the Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or clause (2) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to or derives any significant part of its value from the Undersigned’s Securities.

In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any of the Common Stock or any security convertible into or exercisable or exchangeable for the Common Stock.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and end on the earlier of (i) the date that is ninety (90) days after the date of the final prospectus used to sell the Common Stock in the Offering and (ii) the date on which the undersigned ceases to serve as a director or executive officer of the Company.

III-1

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities: (i) as a bona fide gift or gifts; (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (iii) by will or intestacy; provided, however, that: (w) such transfer shall not involve a disposition for value; (x) the transferee agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement; (y) no filing of a Form 4 by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is required; and (z) not more than an aggregate of 50,000 shares of Common Stock or other of the Undersigned’s Securities are transferred by the undersigned during the Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to: (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans; (ii) cashless “net” exercises of options and warrants held by the undersigned; and (iii) the receipt by the undersigned of any securities of the Company from the Company, including, but not limited to, Common Stock and stock options granted pursuant to the Company’s equity incentive plans, and warrants exercisable for Common Stock of the Company, provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of the Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if: (i) the Company notifies the Underwriter that it does not intend to proceed with the Offering; (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder; or (iii) the Offering is not completed by April 30, 2021.

The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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Very truly yours,

Printed name of holder

By:
Signature

Printed name of person signing (indicate capacity of person signing if signing as custodian, trustee or on behalf of an entity)

III-3

Schedule IV

Pricing Information

Issuer: Torchlight Energy Resources, Inc.

Firm Shares: 20,000,000 shares of Common Stock

Additional Shares: 3,000,000 shares of Common Stock

Price to Public: $1.20 per share

Underwriting Discount: $0.078 per share

Proceeds to the Company before expenses and before sale of the Additional Shares: $22,440,000.00

Trade Date: February 8, 2021

Settlement Date: February 10, 2021

IV-1